Exhibit 3.2

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AMENDED AND RESTATED
CORPORATE BYLAWS

OF

PILGRIM’S PRIDE CORPORATION
(A Delaware corporation)

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Page

ARTICLE 1	NAME AND OFFICES 1

1.1	Name 1

1.2	Registered Office and Agent 1

1.3	Other Offices 1

ARTICLE 2	STOCKHOLDERS 1

2.1	Place of Meetings 1

2.2	Annual Meetings 1

2.3	Special Meetings 2

2.4	Notice 2

2.5	Voting List 3

2.6	Quorum 3

2.7	Requisite Vote 4

2.8	Withdrawal of Quorum 4

2.9	Voting at Meeting 4

(a)	Voting Power 4

(b)	Exercise of Voting Power; Proxies 4

(c)	Election of Directors 5

2.10	Record Date 5

2.11	No Actions Without Meeting 6

2.12	Stockholder Proposals 6

1

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Page

ARTICLE 3	DIRECTORS 8

3.1	Management Powers 8

3.2	Number and Qualification 8

3.3	Composition of the Board 8

3.4	Term of Office 10

3.5	Voting on Directors 11

3.6	Vacancies 11

3.7	Removal 12

3.8	Meetings 12

(a)	Place 12

(b)	Annual Meeting 12

(c)	Regular Meetings 12

(d)	Special Meetings 12

(e)	Notice and Waiver of Notice 12

(f)	Quorum 13

(g)	Requisite Vote 13

3.9	Action Without Meetings 13

3.10	Committees 13

(a)	Designation and Appointment 13

(b)	Members; Alternate Members; Terms 14

2

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Page

(c)	Authority 14

(d)	Records 14

(e)	Change in Number 14

(f)	Special Nominating Committees 14

(g)	Removal 16

(h)	Meetings 16

(i)	Quorum; Requisite Vote 16

(j)	Actions Without Meetings 16

(k)	Responsibility 16

3.11	Compensation 16

3.12	Maintenance of Records 17

3.13	Interested Directors and Officers 17

ARTICLE 4	NOTICES 18

4.1	Method of Notice 18

4.2	Waiver 18

ARTICLE 5	OFFICERS AND AGENTS 19

5.1	Designation 19

5.2	Election of Officers 19

5.3	Qualifications 19

5.4	Term of Office 19

3

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Page

5.5	Authority 20

5.6	Removal 20

5.7	Vacancies 20

5.8	Compensation 20

5.9	Chairman of the Board 20

5.10	Chief Executive Officer 21

5.11	Chief Financial Officer 21

5.12	Chief Operating Officer 22

5.13	President 22

5.14	Vice Presidents 22

5.15	Secretary 23

5.16	Assistant Secretaries 23

5.17	Treasurer 23

5.18	Assistant Treasurers 24

ARTICLE 6	INDEMNIFICATION 24

6.1	Mandatory Indemnification 24

6.2	Determination of Indemnification 25

6.3	Advancement of Expenses 26

6.4	Right of Indemnitee to Bring Suit 26

6.5	Permissive Indemnification 28

6.6	Nature of Indemnification 28

4

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Page

6.7	Insurance 28

ARTICLE 7	STOCK CERTIFICATES AND TRANSFER REGULATIONS 29

7.1	Description of Certificates 29

7.2	Signatures 30

7.3	Registered Owners 30

7.4	Lost, Stolen or Destroyed Certificates 31

(a)	Proof of Loss 31

(b)	Timely Request 31

(c)	Bond 31

(d)	Other Requirements 31

7.5	Registration of Transfers 32

(a)	Endorsement 32

(b)	Guaranty and Effectiveness of Signature 32

(c)	Adverse Claims 32

(d)	Collection of Taxes 32

(e)	Additional Requirements Satisfied 32

7.6	Restrictions on Transfer and Legends on Certificates 33

(a)	Shares in Classes or Series 33

(b)	Restriction on Transfer 33

5

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Page

ARTICLE 8	GENERAL PROVISIONS 33

8.1	Dividends 33

8.2	Reserves 33

8.3	Books and Records 34

8.4	Contracts and Negotiable Instruments 34

8.5	Fiscal Year 35

8.6	Corporate Seal 35

8.7	Resignations 35

8.8	Amendment of Bylaws 35

8.9	Construction 36

8.10	Telephone Meetings 36

8.11	Table of Contents; Captions 37

ARTICLE 9	DEFINITIONS 37

ARTICLE 10	FORUM FOR ADJUDICATION OF DISPUTES 40

6

AMENDED AND RESTATED
CORPORATE BYLAWS

OF

PILGRIM’S PRIDE CORPORATION
(a Delaware Corporation)

ARTICLE 1
NAME AND OFFICES
1.1    Name. The name of the Corporation is PILGRIM’S PRIDE CORPORATION, hereinafter referred to as the “Corporation.”
1.2    Registered Office and Agent. The Corporation shall establish, designate and continuously maintain a registered office and agent in the State of Delaware.
1.3    Other Offices. The Corporation may also have offices at such other places within and without the State of Delaware as the Board of Directors may, from time to time, determine the business of the Corporation may require.
ARTICLE 2
STOCKHOLDERS
2.1    Place of Meetings. Each meeting of the stockholders of the Corporation is to be held at the principal offices of the Corporation or at such other place, either within or without the State of Delaware, as may be specified in the notice of the meeting or in a duly executed waiver of notice thereof.
2.2    Annual Meetings. An annual meeting of stockholders of the Corporation shall be held each calendar year on such date and at such time as shall be designated from time to time by the Board of Directors, which date shall be within thirteen (13) months of the last annual meeting of stockholders, and stated in the notice of the meeting or in a duly executed waiver of notice of such meeting. At such meeting, the stockholders shall elect directors (each, a “Director”) and transact such other business as may properly be brought before the meeting.
2.3    Special Meetings. Special meetings of stockholders of the Corporation may be called only by the Chairman of the Board, the Chief Executive Officer, the President, the affirmative vote of a majority of the Whole Board or, as provided in Section 3.10(f), the Equity Nominating Committee. The notice of a special meeting shall state the purpose or purposes of the proposed meeting and the business to be transacted at any such special meeting of stockholders, and shall be limited to the purposes stated in the notice therefor.
2.4    Notice. Written or printed notice of the meeting stating the place, if any, day and hour of the meeting, and the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such meeting, and in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder of record entitled to vote at such meeting as determined in accordance with the provisions of Section 2.10 hereof, except as otherwise provided herein or required by law (meaning, here and hereinafter, as required from time to time by the Delaware General Corporation Law or the Certificate of Incorporation). If mailed, such notice shall be deemed to be delivered when deposited in the United States Mail, with postage thereon prepaid, addressed to the stockholder entitled thereto at his address as it appears on the stock records of the Corporation.
2.5    Voting List. The officer having charge and custody of the stock records of the Corporation shall prepare, at least ten (10) days before each meeting of stockholders, a complete list of the stockholders entitled to vote at such meeting, arranged in alphabetical order and showing the address of each stockholder and the number of shares registered in the name of each stockholder; provided, however, if the record date for determining the stockholders entitled to vote is less than ten (10) days before the meeting date, the list shall reflect the stockholders entitled to vote as of the tenth (10th) day before the meeting date. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours for a period of not less than ten (10) days prior to such meeting at the principal office of the Corporation. If the meeting is to be held at a place, such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any stockholder during the entire time of the meeting. The original stock records shall be the only evidence as to identity of the stockholders entitled to examine such list and to vote at any such meeting of the stockholders.
2.6    Quorum. The holders of a majority of the combined voting power of the capital stock issued and outstanding and entitled to vote thereat, represented in person or by proxy, shall be requisite and shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise required by law, the Certificate of Incorporation or these Bylaws. If, however, such quorum shall not be present or represented at any such meeting of the stockholders, (I) holders of a majority of the combined voting power of the capital stock entitled to vote thereat, present in person, or represented by proxy, or (I) the chairman of the meeting shall have the power to adjourn the meeting, from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the reconvened meeting, a notice of said meeting shall be given to each stockholder entitled to vote at said meeting. At any adjourned meeting, any business may be transacted which might have been transacted at the meeting as originally notified.

2.7    Requisite Vote. If a quorum is present at any meeting, the affirmative vote of the holders of a majority of the total outstanding voting power of capital stock, present in person or represented by proxy, shall determine any question brought before such meeting, unless the question is one upon which, by express provision of the Certificate of Incorporation or of these Bylaws, a different vote shall be required, in which case such express provision shall govern and control the determination of such question.
2.8    Withdrawal of Quorum. If a quorum is present at the time of commencement of any meeting, the stockholders present at such duly convened meeting may continue to transact any business which may properly come before said meeting until adjournment thereof, notwithstanding the withdrawal from such meeting of sufficient holders of the shares of capital stock entitled to vote thereat to leave less than a quorum remaining.
2.9    Voting at Meeting. Voting at meetings of stockholders shall be conducted and exercised subject to the following procedures and regulations:
(a)    Voting Power. In the exercise of voting power with respect to each matter properly submitted to a vote at any meeting of stockholders, each holder of the capital stock of the Corporation having voting power shall be entitled to such number of votes as shall be specified in the Certificate of Incorporation.

(b)    Exercise of Voting Power; Proxies. Each stockholder entitled to vote at a meeting may vote either in person or authorize another person or persons to act for him by proxy duly appointed by instrument in writing or by transmission permitted by law; provided, however, no such appointment of proxy shall be valid, voted or acted upon after the expiration of three (3) years from the date of such proxy, unless otherwise stated therein. A proxy shall be revocable unless expressly designated therein as irrevocable and coupled with an interest. Proxies coupled with an interest include the appointment as proxy of: (i) a pledgee; (ii) a person who purchased or agreed to purchase or owns or holds an option to purchase the shares voted; (iii) a creditor of the Corporation who extended its credit under terms requiring the appointment; (iv) an employee of the Corporation whose employment contract requires the appointment; or (v) a party to a voting agreement created under Section 218 of the Delaware General Corporation Law. Each proxy shall be filed with the Secretary of the Corporation prior to or at the time of the meeting. Any vote may be taken by voice vote or by show of hands unless someone entitled to vote at the meeting objects, in which case written ballots shall be used.

(c)    Election of Directors. In all elections of Directors, cumulative voting shall be prohibited.

2.10    Record Date. A record date shall be fixed or determined in the following manner. In order that the Corporation may determine the stockholders entitled to notice of any meeting of stockholders or any adjournment thereof, or to receive payment of any dividend or other distribution or allotment of any rights or to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may, except as otherwise required by law, fix a record date, which record date shall not precede the date on which the resolution fixing the record date is adopted and which record date shall not be more than sixty (60) nor less than ten (10) days before the date of any meeting of stockholders, nor more than sixty (60) days prior to the time for such other action as hereinbefore described. If the Board of Directors so fixes a date, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the Board of Directors determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of and to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held, and, for determining stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the record date shall be at the close of business on the day on which the Board of Directors adopts a resolution relating thereto.

2.11    No Actions Without Meeting. Subject to the rights of the holders of any series of Preferred Stock, any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of stockholders of the Corporation and may not be effected by any consent in writing by such stockholders.
2.12    Stockholder Proposals. At the annual meeting of stockholders of the Corporation, only such business shall be conducted and only such proposals shall be acted upon as shall have been properly brought before such annual meeting. To be properly brought before an annual meeting, business or proposals must (i) be specified in the notice relating to the meeting (or any supplement thereto) given by or at the direction of the Board of Directors in accordance with these Bylaws or (ii) be properly brought before the meeting by a stockholder of the Corporation who (A) is a stockholder of record at the time of the giving of such stockholder’s notice provided for herein, (B) shall be entitled to vote at the annual meeting and (C) complies with the requirements of this Section, and otherwise be proper subjects for stockholder action under the Delaware General Corporation Law and be properly introduced at the annual meeting. For a proposal to be properly brought before the annual meeting by a stockholder of the Corporation, in addition to any other applicable requirements, such stockholder must have given timely advance notice thereof in writing to the Secretary of the Corporation. To be timely, such stockholder’s notice must be delivered to, or mailed and received at, the principal executive offices of the Corporation not less than 120 days nor more than 270 days prior to the scheduled annual meeting date, regardless of any postponements, deferrals or adjournments of such annual meeting to a later date. Any such stockholder’s notice to the Secretary of the Corporation shall set forth as to each matter such stockholder proposes to bring before the annual meeting (i) a description of the proposal desired to be brought before the annual meeting, the reasons for conducting such business at the annual meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; (ii) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the proposal is made, the name and address, as they appear on the Corporation’s books, of such stockholder proposing such business, any other stockholders of the Corporation known by such stockholder to be in favor of such proposal and of any such beneficial owner; and (iii) the class and number of shares of capital stock of the Corporation owned of record and beneficially by such stockholder and any such beneficial holder on the date of such notice. The presiding officer of the meeting of stockholders of the Corporation shall determine whether the requirements of this Section have been met with respect to any stockholder proposal. If the presiding officer determines that any stockholder proposal was not made in accordance with the terms of this Section, he shall so declare at the meeting and any such proposal shall not be acted upon at the meeting.
At a special meeting of stockholders of the Corporation, only such business shall be conducted and only such proposals shall be acted upon as shall have been properly brought before such special meeting. To be properly brought before such a special meeting, business or proposals must (i) be specified in the notice relating to the meeting (or any supplement thereto) given by or at the direction of the Board of Directors in accordance with these Bylaws or (ii) constitute matters incident to the conduct of the meeting as the presiding officer of the meeting shall determine to be appropriate. In addition to the foregoing provisions of this Section, a stockholder of the Corporation shall also comply with all applicable requirements of the Exchange Act and the rules and regulations promulgated thereunder with respect to the matters set forth in this Section.

ARTICLE 3
DIRECTORS
3.1    Management Powers. The powers of the Corporation shall be exercised by or under the authority of, and the business and affairs of the Corporation shall be managed by or under the direction of, its Board of Directors, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute, the Certificate of Incorporation or these Bylaws directed or required to be exercised or done by the stockholders.
3.2    Number and Qualification. Subject to Section 3.3, the Board of Directors shall consist of nine (9) Directors.
3.3    Composition of the Board of Directors. The Board of Directors shall consist of six (6) JBS Directors, two (2) Equity Directors and one (1) Founder Director; provided that, if at any time the beneficial ownership by the JBS Stockholder of the issued and outstanding Common Stock as a percentage of the total issued and outstanding Common Stock changes to an amount set forth below, then there shall be the following changes in the composition of the Board of Directors:

% Owned by the JBS Stockholder	No. of JBS Directors	No. of Equity Directors	No. of Founder Directors
≥ 90%	8	0	1
≥ 80% but < 90%	7	1	1
≥ 50% but < 80%	6	2	1
≥ 40% but < 50%	5	3	1
≥ 35% but < 40%	4	4	1
> 10% but < 35%	3	5	1
≤ 10%	0	8	1

provided that, upon the occurrence of the Founder Triggering Event, there shall no longer be a Founder Director on the Board of Directors, and the number of Equity Directors on the Board of Directors as set forth above shall be increased by one (1); provided further that during the Exchange Period there shall be at least two (2) Equity Directors; provided further that, if applicable law or, at any time while the Corporation’s equity securities are traded on an Exchange, the rules of such Exchange require a greater number or proportion of independent directors on the Board of Directors, then
(i)     if the JBS Stockholder beneficially owns at least 50% of the issued and outstanding Common Stock, then, at the option of the JBS Nominating Committee, either (A) one or more of the then-existing JBS Directors who are not independent directors shall be replaced with one or more JBS Directors who are independent directors such that, after such replacement, the number or proportion of independent directors on the Board of Directors will comply with such requirement or (B) the number of Directors shall be increased by two (2) and the vacancies created by such increase shall be filled with persons designated by the JBS Nominating Committee who are independent directors such that the number or proportion of independent directors on the Board of Directors will comply with such requirement; or
(ii)     if the JBS Stockholder beneficially owns less than 50% of the issued and outstanding Common Stock, then one or more of the then-existing JBS Directors who are not independent directors shall be replaced with one or more JBS Directors who are independent directors such that, after such replacement, the number or proportion of independent directors on the Board of Directors will comply with such requirement.

In the event that the size of the Board of Directors is expanded pursuant to this Section 3.3, no person shall be nominated or appointed as a Director if the Equity Nominating Committee reasonably determines that such person (A) is unethical or lacks integrity or (B) is a competitor or is affiliated with a competitor of the Corporation or any of its material subsidiaries. As used in these Bylaws, a Person shall be deemed the “beneficial owner” of, shall be deemed to have “beneficial ownership” of and shall be deemed to “beneficially own” any Common Stock which such Person or any of such Person’s Affiliates is deemed to beneficially own, directly or indirectly, within the meaning of Rule 13d-3 of the Exchange Act; provided, however, that beneficial ownership by the JBS Stockholder will not include shares of Common Stock held by members of a “group” (as that term is used in Rule 13d-5 under the Exchange Act) other than JBS USA and its Affiliates.
3.4    Term of Office. At each annual meeting of stockholders, each Director elected to succeed a Director whose term expires shall be elected for a term of office to expire at the next annual meeting of stockholders after his election, with each Director to hold office until his successor shall have been duly elected and qualified or until the earlier of his death, resignation or removal in accordance with these Bylaws and the Certificate of Incorporation. The election of Directors need not be by written ballot and Directors need not be stockholders.
3.5    Voting on Directors. Directors shall be elected by the vote of the holders of a plurality of the combined voting power of the shares entitled to vote in the election of Directors and represented in person or by proxy at a meeting of stockholders at which a quorum is present. Cumulative voting in the election of Directors is expressly prohibited.
3.6    Vacancies. Subject to Section 3.3, any vacancy on the Board of Directors, howsoever resulting, shall be filled only by the affirmative vote of a majority of the remaining Directors then in office, even if less than a quorum, or by the sole remaining Director; provided, however, that (a)

a vacancy in the directorship of a JBS Director may be filled only through the affirmative vote of a majority of Directors on the JBS Nominating Committee (defined below), even if less than a quorum, or by the sole remaining Director on the JBS Nominating Committee, or if no Directors remain on the JBS Nominating Committee, by the stockholders and (b) a vacancy created in the directorship of an Equity Director or a Founder Director may be filled only by the affirmative vote of a majority of Directors on the Equity Nominating Committee (defined below), even if less than a quorum, or by the sole remaining Director on the Equity Nominating Committee, or if no Directors remain on the Equity Nominating Committee, by the stockholders. The term of office of any Director elected to fill a vacancy shall expire at the next annual meeting of stockholders after his election, with each Director to hold office until his successor shall have been duly elected and qualified or until the earlier of his death, resignation or removal in accordance with the Certificate of Incorporation and these Bylaws.
3.7    Removal. Except as otherwise required by law, any Director, or the entire Board of Directors, may be removed either for or without cause at any duly convened special or annual meeting of stockholders by the affirmative vote of a majority of the combined voting power of the shares of the stockholders entitled to vote at an election of Directors voting together as a single class.
3.8    Meetings. The meetings of the Board of Directors shall be held and conducted subject to the following regulations:
(a)    Place. Meetings of the Board of Directors, annual, regular or special, are to be held at the principal office or place of business of the Corporation, or such other place, either within or without the State of Delaware, as may be specified in the respective notices, or waivers of notice, thereof.

(b)    Annual Meeting. The Board of Directors shall meet each year immediately after the annual meeting of the stockholders, at the place where such meeting of the stockholders has been held (either within or without the State of Delaware), for the purpose of organization, election of officers, and consideration of any other business that may properly be brought before the meeting. No notice of any kind to either old or new members of the Board of Directors for such annual meeting shall be required.

(c)    Regular Meetings. Regular meetings of the Board of Directors may be held at such times as designated by resolution of the Board of Directors or written consent of all of the Directors.

(d)    Special Meetings. Special meetings of the Board of Directors may be called by the Chairman of the Board of the Corporation by notice to each Director. Special meetings of the Board of Directors shall be called by the Chairman of the Board in like manner and on like notice on the written request of at least two (2) Directors.

(e)    Notice and Waiver of Notice. Notice provided by mailing or express delivery service shall be mailed at least five (5) business days before the meeting and notice by hand delivery, faxing, or other electronic transmission shall be given not later than 48 hours before the meeting; provided, however, that the five (5) business day and 48 hour notice periods set forth above shall be increased to seven (7) business days and four (4) business days, respectively, with respect to any meeting held outside of the United States. Neither the business to be transacted at, nor the purpose of, any regular meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting. The transaction of all business at any meeting of the Board of Directors, however called or noticed, or wherever held, shall be as valid as though had at a meeting duly held after regular call and notice, if a quorum be present and if, either before or after the meeting, each of the Directors not present shall sign a written or electronic waiver of notice. All such waivers shall be filed with the corporate records or made a part of the minutes of the meeting.

(f)    Quorum. At all meetings of the Board of Directors, a majority of the Whole Board shall constitute a quorum for the transaction of business, unless a greater number is required by law or by the Certificate of Incorporation. If a quorum shall not be present at any meeting of Directors, the Directors present thereat may adjourn the meeting, from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

(g)    Requisite Vote. The act of a majority of the Directors present at any meeting at which a quorum is present shall be the act of the Board of Directors unless the act of a greater number of the Directors (or of a specific class of Directors) is required by statute, the Certificate of Incorporation or these Bylaws.

3.9    Action Without Meetings. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted by law to be taken at any meeting of the Board of Directors, or any committee thereof, may be taken without a meeting, without prior notice and without a vote, if all members of the Board of Directors or of such committee, as the case may be, consent thereto in writing or by electronic transmission, and such writing or electronic transmission sets forth the action so taken and is filed in the minutes of the proceedings of the Board of Directors or committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.
3.10    Committees. Committees designated and appointed by the Board of Directors shall function subject to and in accordance with the following regulations and procedures:
(a)    Designation and Appointment. Subject to the provisions of the Certificate of Incorporation and Section 3.10(f), the Board of Directors, by resolution adopted by a majority of the Whole Board, shall designate and appoint an Audit Committee and a Compensation Committee and may designate and appoint one or more other committees under such name or names and for such purpose or function as may be deemed appropriate.

(b)    Members; Alternate Members; Terms. Each committee thus designated and appointed shall consist of one or more of the Directors of the Corporation, one of whom, in the case of any Executive Committee, shall be the Chief Executive Officer of the Corporation (so long as the Chief Executive Officer is also a Director). The Board of Directors may designate one or more of its members as alternate members of any committee, who may, subject to any limitations imposed by the Whole Board, replace absent or disqualified members at any meeting of that committee; provided, however, that any alternate member of the Equity Nominating Committee must be an Equity Director. The members or alternate members of any such committee shall serve at the pleasure of and subject to the discretion of the Board of Directors (other than members of the Equity Nominating Committee). Except for the JBS Nominating Committee, any committee designated or appointed by the Board of Directors shall have at least one Equity Director as a member thereof.

(c)    Authority. Subject to the provisions of the Certificate of Incorporation and the other provisions of these Bylaws, each committee, to the extent provided in the resolution of the Board of Directors creating same, shall have and may exercise such of the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation as the Board of Directors may direct and delegate, except, however, those matters which are required by statute to be reserved unto or acted upon by the Whole Board, and except that no such committee shall have the power or authority in reference to (i) adopting or approving, or recommending to the stockholders of the Corporation, any action or matter (other than the election or removal of Directors) expressly required by the Delaware General Corporation Law to be submitted to the stockholders for approval, or (ii) adopting, amending or repealing any bylaw of the Corporation; provided further, that no such committee shall have the power or authority to approve any action described in Section 5.5 of the Certificate of Incorporation.

(d)    Records. Each such committee shall keep and maintain regular records or minutes of its meetings and report the same to the Board of Directors when required.

(e)    Change in Number. Subject to the provisions of Section 3.10(f), the number of members or alternate members of any committee appointed by the Board of Directors, as herein provided, may be increased or decreased from time to time by appropriate resolution adopted by the Whole Board.

(f)    Special Nominating Committees.
(i)    The Board of Directors shall establish two (2) committees (collectively, the “Special Nominating Committees”), which shall be designated as the “JBS Nominating Committee” and the “Equity Nominating Committee,” each of which shall have the power and authority of the Board of Directors with respect to the matters described in Sections 3.6 and 3.10(f). The JBS Nominating Committee shall consist of solely of JBS Directors, and the Equity Nominating Committee shall consist solely of all of the Equity Directors. The JBS Nominating Committee shall have the exclusive authority to nominate the JBS Directors, fill vacancies pursuant to Section 3.6 and select the members of the JBS Nominating Committee; and the Equity Nominating Committee shall have the exclusive authority to nominate the Equity Directors, fill vacancies pursuant to Section 3.6, select the members of the Equity Nominating Committee, and shall be entitled to call a special meeting of stockholders of the Corporation to comply with Section 3.01(d) of the Stockholders Agreement; provided that, prior to the occurrence of the Founder Triggering Event, the Equity Nominating Committee shall, to the fullest extent permitted by applicable law and subject to any applicable fiduciary duties, nominate the Founder Director. For so long as the JBS Stockholder is the beneficial owner of 35% or more of the outstanding Common Stock, no person shall be nominated as an Equity Director pursuant to these Bylaws if JBS USA reasonably determines that such person (A) is unethical or lacks integrity or (B) is a competitor or is affiliated with a competitor of the Corporation. Two (2) Equity Directors (or one (1) if there is only one (1) Equity Director on the Board of Directors) shall satisfy the independence requirements of Rule 10A-3 under the Exchange Act and be financially literate for purposes of the applicable listing standards of the Exchange on which the Common Stock is then listed, or if the Common Stock is not then listed, then for purposes of Section 303A.07 of The New York Stock Exchange Listed Company Manual (or any successor rule) (“financially literate”), and, for so long as there are two (2) or more Equity Directors on the Board of Directors, at least one (1) Equity Director shall qualify as an “audit committee financial expert” as that term is used in Item 407 of Regulation S-K under the Exchange Act (or any successor rule). If the JBS Stockholder beneficially owns at least 50% of the issued and outstanding Common Stock, at least one (1) JBS Director shall (X) be an independent director, (Y) satisfy the independence requirements of Rule 10A-3 under the Exchange Act and (Z) be financially literate.

(ii)    Notwithstanding anything in these Bylaws to the contrary, to the maximum extent permitted by law, the Equity Nominating Committee, acting by majority vote, shall have the right to control the Corporation’s exercise of its rights and remedies under the Stockholders Agreement, including, without limitation, (i) the granting of (or refusal to grant) any approvals, consents or waivers by the Corporation thereunder, (ii) the giving (or withholding) of any notices by the Corporation thereunder, (iii) the approval (or disapproval) of the Corporation’s entry into any amendment or supplement to the Stockholders Agreement and (iv) the initiation, prosecution or settlement of any claim, action, suit, arbitration, inquiry, proceeding or investigation arising in connection therewith. The Equity Directors shall be permitted to retain separate advisors (legal or financial) at the expense of the Corporation in connection with the performance of their duties under Sections 2.3, 3.6, 3.10(f) and 8.8 of these Bylaws or under Sections 3.01(d), 3.03 and 6.21 of the Stockholders Agreement.
(g)    Removal. Any member or alternate member of any committee appointed hereunder may be removed by the Board of Directors by the affirmative vote of a majority of the Whole Board; provided that any removal of an Equity Director from the Equity Nominating Committee shall be approved by the majority of the members of Equity Nominating Committee.

(h)    Meetings. The time, place and notice (if any) of committee meetings shall be determined by the members of such committee.

(i)    Quorum; Requisite Vote. At meetings of any committee appointed hereunder, a majority of the number of members designated by the Board of Directors shall constitute a quorum for the transaction of business. The act of a majority of the members and alternate members of the committee present at any meeting at which a quorum is present shall be the act of such committee, except as otherwise specifically provided by statute, the Certificate of Incorporation or these Bylaws. If a quorum is not present at a meeting of such committee, the members of such committee present may adjourn the meeting from time to time, without notice other than an announcement at the meeting, until a quorum is present.

(j)    Action Without Meetings. Any action required or permitted to be taken at a meeting of any committee may be taken without a meeting if all members of such committee consent thereto in writing or by electronic transmission. Such consent shall have the same force and effect as a unanimous vote at a meeting.

(k)    Responsibility. Notwithstanding any provision to the contrary herein, the designation and appointment of a committee and the delegation of authority to it shall not operate to relieve the Board of Directors, or any member thereof, of any responsibility imposed upon it or him by law.

3.11    Compensation. Each of the Directors shall be entitled to receive reasonable and customary fees for his service as a Director (which fees shall be set by the Board of Directors from time to time), including, without limitation, as a member of any standing or special committee of the Board of Directors. Each of the Directors shall be entitled to be reimbursed by the Corporation for his reasonable out-of-pocket expenses incurred in connection with the performance of his duties as a Director, including, without limitation, as a member of any standing or special committee of the Board of Directors. No such fees or reimbursements shall preclude any Director from serving the Corporation in another capacity and receiving compensation therefor.
3.12    Maintenance of Records. Except such as are required by law to be kept within the State of Delaware, the books and records of the Corporation may be kept outside the State of Delaware or at such place or places as the Board of Directors may, from time to time, determine.
3.13    Interested Directors and Officers. No contract or other transaction between the Corporation and one or more of its Directors or officers, or between the Corporation and any organization in which one or more of its Directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the Director or officer is present at or participates in the meeting of the Board of Directors (or committee of the Board of Directors), that authorizes the contract or transaction, or solely because such Director’s or officer’s votes are counted for such purpose, if (a) the material facts of such relationship or interest and as to the contract or transaction shall be disclosed or known to the Board of Directors (or the committee) and the Board of Directors (or the committee) shall, nevertheless in good faith, authorize such contract or transaction by the affirmative vote of a majority of disinterested Directors even though the disinterested Directors be less than a quorum; (b) the material facts of such relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by the vote of the stockholders; or (c) the contract or transaction is fair to the Corporation as of the time it is authorized, approved or ratified by the Board of Directors, a committee thereof or the stockholders. The provisions of this Section shall not be construed to invalidate any contract or other transaction which would otherwise be valid under the common and statutory law applicable thereto.
ARTICLE 4
NOTICES
4.1    Method of Notice. To the fullest extent permitted by law, whenever under the provisions of the Delaware General Corporation Law or of the Certificate of Incorporation or of these Bylaws, notice is required to be given to any Director or stockholder, it shall not be construed to require personal notice, but such notice may be given in writing and delivered personally, through the United States mail, by a nationally recognized delivery service (such as Federal Express) or by means of telegram, telex, facsimile transmission or electronic transmission, addressed to such Director or stockholder, at his address or telex or facsimile transmission number, as the case may be, as it appears on the records of the Corporation, with postage and fees thereon prepaid. Such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail or with an express delivery service (or, in the case of notice to Directors, such notice shall be deemed to be given when received) or when transmitted by telex, facsimile transmission, electronic transmission or personally delivered, as the case may be. Notice given by electronic transmission shall be effective as follows: (i) if by facsimile, when faxed to a number where the recipient has consented in writing to receive such notice; and (ii) if by electronic mail, when mailed electronically to an electronic mail address at which the recipient has consented in writing to receive such notice.

4.2    Waiver. Whenever any notice is required to be given under the provisions of the Delaware General Corporation Law or under the provisions of the Certificate of Incorporation or these Bylaws, a waiver thereof in writing signed by the Person or Persons entitled to such notice, or a waiver by electronic transmission by the Person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Attendance by such Person or Persons, whether in person or, if permitted by applicable law, by proxy, at any meeting requiring notice shall constitute a waiver of notice of such meeting, except where such Person attends the meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened.
ARTICLE 5
OFFICERS AND AGENTS
5.1    Designation. The officers of the Corporation shall be chosen by the Board of Directors and shall include a President and a Secretary and may also include such other offices and officers and assistant officers and agents as the Board of Directors shall deem necessary, including, without limitation, a Chairman of the Board, Chief Executive Officer, Chief Financial Officer, Chief Operating Officer, one or more Vice Presidents and a Treasurer.
5.2    Election of Officers. The President and the Secretary shall be elected by the Board of Directors on the expiration of the term of office of such officer, as herein provided, or whenever a vacancy exists in such office. Each other officer or agent may be elected by the Board of Directors at any meeting.
5.3    Qualifications. No officer or agent need be a stockholder of the Corporation or a resident of Delaware. No officer or agent is required to be a Director, except the Chairman of the Board. Any two or more offices may be held by the same person.

5.4    Term of Office. Unless otherwise specified by the Board of Directors at the time of election or appointment, or by the express provisions of an employment contract approved by the Board of Directors, the term of office of each officer and each agent shall expire on the date of the first meeting of the Board of Directors next following the annual meeting of stockholders each year. Each such officer or agent, unless elected or appointed to an additional term, shall serve until the expiration of the term of his office or, if earlier, his death, resignation or removal.
5.5    Authority. Officers and agents shall have such authority and perform such duties in the management of the Corporation as are provided in these Bylaws or as may be determined by resolution of the Board of Directors not inconsistent with these Bylaws.
5.6    Removal. Any officer or agent elected or appointed by the Board of Directors may be removed with or without cause by the Board of Directors. Such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not of itself create contract rights.
5.7    Vacancies. Any vacancy occurring in any office of the Corporation (by death, resignation, removal or otherwise) shall be filled by the Board of Directors.
5.8    Compensation. The compensation of all officers and agents of the Corporation shall be fixed from time to time by the Board of Directors.
5.9    Chairman of the Board. The Chairman of the Board shall be chosen from among the Directors. The Chairman of the Board shall have the power to call special meetings of the stockholders and of the Directors for any purpose or purposes, and he shall preside at all meetings of the stockholders and Board of Directors, unless he shall be absent or unless he shall, at his election, designate the Chief Executive Officer to preside in his stead. The Chairman of the Board shall also exercise such powers and perform such duties as shall be assigned to or required of him from time to time by the Board of Directors.
5.10    Chief Executive Officer. The Chief Executive Officer shall have general supervision, management, direction and control of the business and affairs of the Corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect. The Chief Executive Officer shall be authorized to execute promissory notes, bonds, mortgages, leases and other contracts requiring a seal, under the seal of the Corporation, except where required or permitted by law to be otherwise executed and except where the execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the Corporation. In the absence of the Chairman of the Board, the Chief Executive Officer shall preside at all meetings of the stockholders and the Board of Directors. The Chief Executive Officer shall have the general powers and duties of management usually vested in the office of chief executive officer of a corporation and shall perform such other duties and possess such other authority and powers as the Board of Directors may from time to time prescribe.
5.11    Chief Financial Officer. The Chief Financial Officer shall have general financial supervision, management, direction and control of the business and affairs of the Corporation and shall see that all financial orders and resolutions of the Board of Directors are carried into effect. The Chief Financial Officer shall be authorized to execute promissory notes, bonds, mortgages, leases and other contracts requiring a seal, under the seal of the Corporation, except where required or permitted by law to be otherwise executed and except where the execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the Corporation. The Chief Financial Officer shall have the general financial powers and duties of management usually vested in the office of the chief financial officer of a corporation and shall perform such other duties and possess such other authority and powers as the Chief Executive Officer may from time to time prescribe.
5.12    Chief Operating Officer. The Chief Operating Officer shall have general supervision of the day to day operations of the Corporation. The Chief Operating Officer shall have the general powers and duties of management usually vested in the office of chief operating officer of a corporation and shall perform such other duties and possess such other authority and powers as the Chief Executive Officer may from time to time prescribe.
5.13    President. In the absence or disability of the Chief Operating Officer, the President shall perform all of the duties of the Chief Operating Officer and when so acting shall have all the powers and be subject to all the restrictions upon the Chief Operating Officer, including the power to sign all instruments and to take all actions which the Chief Operating Officer is authorized to perform by the Board of Directors or these Bylaws. The President shall have the general powers and duties vested in the office of President as the Board of Directors may from time to time prescribe or as the Chief Executive Officer may from time to time delegate.
5.14    Vice Presidents. The Vice President, or if there shall be more than one, the Vice Presidents in the order determined by the requisite vote of the Board of Directors, shall, in the prolonged absence or disability of the President, perform the duties and exercise the powers of the President and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe or as the Chief Executive Officer may from time to time delegate. The Board of Directors may designate one or more Vice Presidents as Executive Vice Presidents or Senior Vice Presidents.
5.15    Secretary. The Secretary shall attend all meetings of the Board of Directors and all meetings of the stockholders of the Corporation and record all proceedings of the meetings of the

Corporation and of the Board of Directors in a book to be maintained for that purpose and shall perform like duties for the standing committees when required. The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors, Chief Executive Officer, Chief Financial Officer, Chief Operating Officer or President. The Secretary shall have custody of the corporate seal of the Corporation, and he, or an Assistant Secretary, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by his signature or by the signature of such Assistant Secretary. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by his signature.
5.16    Assistant Secretaries. The Assistant Secretary, or if there be more than one, the Assistant Secretaries in the order determined by the Board of Directors, shall in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe or as the Chief Executive Officer may from time to time delegate.
5.17    Treasurer. The Chief Financial Officer shall also be the Treasurer of the Corporation and shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the Chief Executive Officer and the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all his transactions as

Treasurer and of the financial condition of the Corporation. If required by the Board of Directors, the Treasurer shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his office and for the restoration to the Corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money, and other property of whatever kind in his possession or under his control owned by the Corporation. The Treasurer shall perform such other duties and have such other authority and powers as the Board of Directors may from time to time prescribe or as the Chief Executive Officer may from time to time delegate.
5.18    Assistant Treasurers. The Assistant Treasurer, or if there shall be more than one, the Assistant Treasurers in the order determined by the Board of Directors, shall, in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe or as the Chief Executive Officer may from time to time delegate.
ARTICLE 6
INDEMNIFICATION
6.1    Mandatory Indemnification. Each person who was or is made a party or is threatened to be made a party, or who was or is a witness without being named a party, to, or is otherwise involved in, any threatened, pending or completed action, claim, suit or proceeding, whether civil, criminal, administrative or investigative, any appeal in such an action, claim, suit or proceeding, and any inquiry or investigation that could lead to such an action, claim, suit or proceeding (a “Proceeding”), by reason of the fact that such individual is or was a Director or officer of the Corporation, or while a Director or officer of the Corporation is or was serving at the request of the Corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another corporation, partnership, trust, employee benefit plan or other enterprise (hereinafter, an “indemnitee”), whether the basis of such Proceeding is alleged action in an official capacity as a Director or officer or in any other capacity while serving as a Director or officer, shall be indemnified and held harmless by the Corporation to the fullest extent permitted by Delaware law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment), from and against any expense, liability, loss, judgments, penalties (including excise taxes), fines, amounts paid in settlement and reasonable expenses (including court costs and attorneys’ fees) actually incurred or suffered by such person in connection with such Proceeding.
6.2    Determination of Indemnification. Any indemnification under the foregoing Section 6.1 shall be made by the Corporation unless it has been determined that indemnification of such person is not proper in the circumstances by virtue of the fact that it shall have been determined that such person has not met the applicable standard of conduct. Such determination shall be made with respect to a person who is a Director or officer at the time of the determination (i) by a majority vote of the Directors who at the time of the vote are “independent directors” (as defined in the listing standards of the Exchange on which the Common Stock is then listed, or if the Common Stock is not then listed, then as such term is defined in Section 303A.02 of The New York Stock Exchange Listed Company Manual (or any successor rule)) and are not parties to such Proceeding, even though less than a quorum; (ii) if there are no such Directors, or if such Directors so direct, by independent legal counsel (in a written opinion); or (iii) by the stockholders of the Corporation.
6.3    Advancement of Expenses. In addition to the right to indemnification conferred in Section 6.1, an indemnitee shall also have the right to be paid by the Corporation the expenses

(including attorney’s fees) incurred in defending any such Proceeding in advance of its final disposition (hereinafter an “advancement of expenses”); provided, however, that, if the Delaware General Corporation Law requires, an advancement of expenses incurred by an indemnitee in his capacity as a Director or officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking (hereinafter an “undertaking”), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a “final adjudication”) that such indemnitee is not entitled to be indemnified for such expenses under this Section 6.3 or otherwise.
6.4    Right of Indemnitee to Bring Suit. If a claim under Section 6.1 or 6.3 is not paid in full by the Corporation within sixty (60) days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty (20) days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. To the fullest extent permitted by law, if successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In (i) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (ii) any suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Corporation shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met any applicable standard for indemnification set forth in the Delaware

General Corporation Law. Neither the failure of the Corporation (including its Directors who are not parties to such action, a committee of such Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its Directors who are not parties to such action, a committee of such Directors, independent legal counsel, or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Article 6 or otherwise shall be on the Corporation.
6.5    Permissive Indemnification. The Board of Directors of the Corporation may authorize the Corporation to indemnify employees or agents of the Corporation, and to advance the reasonable expenses of such persons.
6.6    Nature of Indemnification. The indemnification and advancement of expenses provided hereunder shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under the Certificate of Incorporation, these Bylaws, any agreement, vote of stockholders or disinterested Directors or otherwise, both as to actions taken in an official capacity and as to actions taken in any other capacity while holding such office. The rights conferred upon indemnitees in this Article 6 shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a Director or officer and shall inure to the benefit of the indemnitee’s heirs, executors and administrators. Any amendment, alteration or repeal of this Article 6 that adversely affects any right of an indemnitee or its successors shall be prospective only and shall not limit or eliminate any such right with respect to any proceeding involving any occurrence or alleged occurrence of any action or omission to act that took place prior to such amendment, alteration or repeal.
6.7    Insurance. The Corporation shall have the power and authority to purchase and maintain insurance or another arrangement on behalf of any person who is or was a Director, officer, employee or agent of the Corporation, or who is or was serving at the request of the Corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent, or similar functionary of another foreign or domestic corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise, against any liability, claim, damage, loss or risk asserted against such person and incurred by such person in any such capacity or arising out of the status of such person as such, irrespective of whether the Corporation would have the power to indemnify and hold such person harmless against such liability under the provisions hereof. Without limiting the power of the Corporation to procure or maintain any kind of insurance or other arrangement, the Corporation may, for the benefit of persons indemnified by the Corporation, (i) create a trust fund; (ii) establish any form of self-insurance; (iii) secure its indemnity obligation by grant of a security interest or other lien on the assets of the Corporation; or (iv) establish a letter of credit, guaranty, or surety arrangement. The insurance or other arrangement may be procured, maintained, or established within the Corporation or with any insurer or other Person deemed appropriate by the Board of Directors regardless of whether all or part of the stock or other securities of the insurer or other Person are owned in whole or part by the Corporation. In the absence of fraud, the judgment of the Board of Directors as to the terms and conditions of the insurance or other arrangement and the identity of the insurer or other Person participating in the arrangement shall be conclusive and the insurance or arrangement shall not be voidable and shall not subject the Directors approving the insurance or arrangement to liability, on any ground, regardless of whether any Director participating in the approval is a beneficiary of the insurance or arrangement.
ARTICLE 7
STOCK CERTIFICATES AND TRANSFER REGULATIONS
7.1    Description of Certificates. The shares of the capital stock of the Corporation shall be represented by certificates or shall be uncertificated. Each record holder of shares represented by certificates, upon request to the Corporation, shall be provided with a certificate of stock representing the number of shares owned by the holder. The shares of the capital stock of the Corporation represented by certificates shall be signed by, or in the name of the Corporation by, the Chairman of the Board, President or a Vice President and the Treasurer or the Secretary or an Assistant Secretary of the Corporation. Each certificate shall state on the face thereof the name of the holder, the number and class of shares, the par value of shares covered thereby or a statement that such shares are without par value, and such other matters as are required by law. At such time as the Corporation may be authorized to issue shares of more than one class, every certificate shall set forth upon the face or back of such certificate a statement of the designations, preferences, limitations and relative rights of the shares of each class authorized to be issued, as required by the laws of the State of Delaware, or may state that the Corporation will furnish a copy of such statement without charge to the holder of such certificate upon receipt of a written request therefor from such holder.

7.2    Signatures. The signatures of the Chairman of the Board, President, Vice President or Treasurer, Secretary or Assistant Secretary upon a certificate may be facsimiles. In case any officer or officers who have signed, or whose facsimile signature or signatures have been placed upon, any such certificate or certificates shall cease to serve as such officer or officers of the Corporation, or as transfer agent or registrar, whether because of death, resignation, removal or otherwise, before such certificate or certificates are issued by the Corporation, such certificate or certificates may nevertheless be adopted by the Corporation and be issued and delivered with the same effect as though the person or persons who signed such certificate or certificates or whose facsimile signature or signatures have been used thereon had not ceased to serve as such officer or officers or as transfer agent or registrar of the Corporation.
7.3    Registered Owners. Prior to due presentment for registration of transfer of shares of the capital stock of the Corporation in the manner set forth in Section 7.5 hereof, the Corporation shall be entitled to recognize the Person registered as the owner of such shares on its books (or the books of its duly appointed transfer agent, as the case may be) as the Person exclusively entitled to vote, to receive notices and dividends with respect to, and otherwise exercise all rights and powers relative to such shares; and the Corporation shall not be bound or otherwise obligated to recognize any claim, direct or indirect, legal or equitable, to such shares by any other Person, whether or not it shall have actual, express or other notice thereof, except as otherwise provided by the laws of Delaware.
7.4    Lost, Stolen or Destroyed Certificates. The Corporation shall issue a new certificate in place of any certificate for shares previously issued, if the registered owner of the certificate satisfies the following conditions:
(a)    Proof of Loss. Submits proof in affidavit form satisfactory to the Corporation that such certificate has been lost, destroyed or wrongfully taken;

(b)    Timely Request. Requests the issuance of a new certificate before the Corporation has notice that the certificate has been acquired by a purchaser for value in good faith and without notice of an adverse claim;

(c)    Bond. Gives a bond in such form, and with such surety or sureties, with fixed or open penalty, as the Corporation may direct, to indemnify the Corporation (and its transfer agent and registrar, if any) against any claim that may be made or otherwise asserted by virtue of the alleged loss, destruction, or theft of such certificate or certificates; and

(d)    Other Requirements. Satisfies any other reasonable requirements imposed by the Corporation.

In the event a certificate has been lost, apparently destroyed or wrongfully taken, and the registered owner of record fails to notify the Corporation within a reasonable time after he has notice of such loss, destruction, or wrongful taking, and the Corporation registers a transfer (in the manner set forth below) of the shares represented by the certificate before receiving such notification, such prior owner of record shall be precluded from making any claim against the Corporation for the transfer required hereunder or for a new certificate to the fullest extent permitted by law.
7.5    Registration of Transfers. Transfers of stock shall be made upon the books of the Corporation. Subject to the provisions hereof and the Certificate of Incorporation, the Corporation shall register the transfer of a certificate evidencing shares of its capital stock presented to it for transfer if:
(a)    Endorsement. Upon surrender of the certificate to the Corporation (or its transfer agent, as the case may be) for transfer, the certificate (or an appended stock power) is properly endorsed by the registered owner, or by his duly authorized legal representative or attorney-in-fact, with proper written evidence of the authority and appointment of such representative, if any, accompanying the certificate;

(b)    Guaranty and Effectiveness of Signature. The signature of such registered owner or his legal representative or attorney-in-fact, as the case may be, has been guaranteed by a national banking association or member of the New York Stock Exchange, and reasonable assurance in a form satisfactory to the Corporation is given that such endorsements are genuine and effective;

(c)    Adverse Claims. The Corporation has no notice of an adverse claim or has otherwise discharged any duty to inquire into such a claim;

(d)    Collection of Taxes. Any applicable law (local, state or federal) relating to the collection of taxes relative to the transaction has been complied with; and

(e)    Additional Requirements Satisfied. Such additional conditions and documentation as the Corporation (or its transfer agent, as the case may be) shall reasonably require, including, without limitation, the delivery with the surrender of such stock certificate or certificates of proper evidence of succession, assignment or other authority to obtain transfer thereof, as the circumstances may require, and such legal opinions with reference to the requested transfer as shall be required by the Corporation (or its transfer agent) pursuant to the provisions of these Bylaws, and applicable law shall have been satisfied.

In the case of uncertificated shares, transfers will be made upon receipt of proper transfer instructions from the record owner of such uncertificated shares, or from a duly authorized attorney or from an individual presenting proper evidence of succession, assignment or authority to transfer the stock, with such additional conditions and documentation as the Corporation (or its transfer agent, as the case may be) shall reasonably require.

7.6    Restrictions on Transfer and Legends on Certificates.
(a)    Shares in Classes or Series. If the Corporation is authorized to issue shares of more than one class or more than one series of any class, the certificate, if any, shall set forth, either on the face or back of the certificate, a full or summary statement of all of the powers, designations, preferences, limitations, and relative rights of the shares of each such class or series. In lieu of providing such a statement in full on the certificate, a statement on the face or back of the certificate may provide that the Corporation will furnish such information to any stockholder without charge upon request to the Corporation.

(b)    Restriction on Transfer. If the Corporation imposes any restrictions on the sale or other disposition of its shares or on the amount of the Corporation’s securities that may be owned by any Person, then the certificates, if any, representing shares to which any such restriction applies must conspicuously note such restriction.

ARTICLE 8
GENERAL PROVISIONS
8.1    Dividends. Dividends on the issued and outstanding shares of capital stock of the Corporation may be declared by the Board of Directors at any regular or special meeting and may be paid in cash, in property, or in shares of capital stock. Such declaration and payment shall be at the discretion of the Board of Directors.
8.2    Reserves. There may be created by resolution of the Board of Directors out of any funds of the Corporation available for dividends such reserve or reserves as the Board of Directors from time to time, in its discretion, shall think proper to provide for contingencies, or to repair or maintain any property of the Corporation, or for such other purposes as the Board of Directors shall think beneficial to the Corporation, and the Board of Directors may modify or abolish any such reserve in the manner in which it was created.
8.3    Books and Records. The Corporation shall maintain correct and complete books and records of account and shall prepare and maintain minutes of the proceedings of its stockholders, its Board of Directors and each committee of its Board of Directors. The Corporation shall keep at its registered office or principal place of business, or at the office of its transfer agent or registrar, a record of original issuance of shares issued by the Corporation and a record of each transfer of those shares that have been presented to the Corporation for registration or transfer. Such records shall contain the names and addresses of all past and present stockholders and the number and class of the shares issued by the Corporation held by each.
8.4    Contracts and Negotiable Instruments. Except as otherwise provided by law or these Bylaws, any contract or other instrument relative to the business of the Corporation may be executed and delivered in the name of the Corporation and on its behalf by the Chief Executive Officer, Chief Operating Officer, Chief Financial Officer, Treasurer or President of the Corporation. The Board of Directors may authorize any other officer or agent of the Corporation to enter into any contract or execute and deliver any contract in the name and on behalf of the Corporation, and such authority may be general or confined to specific instances as the Board of Directors may determine by resolution. All bills, notes, checks or other instruments for the payment of money shall be signed or countersigned by such officer, officers, agent or agents and in such manner as are permitted by these Bylaws and/or as, from time to time, may be prescribed by resolution of the Board of Directors. Unless authorized to do so by these Bylaws or by the Board of Directors, no officer, agent or employee shall have any power or authority to bind the Corporation by any contract or engagement, or to pledge its credit, or to render it liable pecuniarily for any purpose or to any amount.
8.5    Fiscal Year. The fiscal year of the Corporation shall end on the last Sunday in December.
8.6    Corporate Seal. The Corporation seal shall be in such form as may be determined by the Board of Directors. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any manner reproduced.
8.7    Resignations. Any Director, officer or agent may resign his office or position with the Corporation by delivering written notice or notice by electronic transmission thereof to the Chairman of the Board, Chief Executive Officer, Chief Operating Officer, President or Secretary of the Corporation. Such resignation shall be effective at the time specified therein, or immediately upon delivery if no time is specified. Unless otherwise specified therein, an acceptance of such resignation shall not be a necessary prerequisite of its effectiveness.
8.8    Amendment of Bylaws. The Board of Directors is expressly empowered to adopt, amend or repeal these Bylaws. Any adoption, amendment or repeal by the Board of Directors of the Bylaws or any provisions thereof that, individually or taken as a whole, would adversely affect, or could reasonably be expected to adversely affect, in any material respect, the rights of the Minority Investors, as a class (whether by merger, consolidation or otherwise), in each case, shall require the approval of at least a majority of the Whole Board, including the approval of at least a majority of the Equity Directors and any Founder Director, as a group. In addition to the foregoing, prior to the occurrence of the Founder Director Triggering Event, the approval of the Founder Director shall be required for the Board of Directors to validly approve and authorize any amendment (whether by merger, consolidation or otherwise) to Section 3.3, Section 3.6, Section 3.10(f) or Article 9 of these Bylaws that would adversely affect, or could reasonably be expected to adversely affect, in any material respect, the rights of the Founder Director in his role as a Director. Notwithstanding the foregoing, actions which are permitted by the Stockholders Agreement or the Certificate of Incorporation (including, without limitation, the Mandatory Exchange Transaction) shall not require the approvals set forth above in this Section 8.8. Subject to applicable law and the rights of the holders of any series of Preferred Stock, the stockholders shall also have the power to adopt, amend or repeal these Bylaws by the affirmative vote of the holders of a majority of the voting power of the then-outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of Directors, present in person or represented by proxy, at a meeting at which a quorum is present, voting together as a single class; provided, however, that, in addition to such vote, the affirmative vote of the holders of a majority of the voting power of all of the then-outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of Directors (other than shares of capital stock of the Corporation beneficially owned by the JBS Stockholder), voting together as a single class, shall be required to adopt, amend or repeal the Bylaws or any provisions thereof.
8.9    Construction. Whenever the context so requires herein, the masculine shall include the feminine and neuter, and the singular shall include the plural, and conversely. If any portion or provision of these Bylaws shall be held invalid or inoperative, then, so far as is reasonable and possible: (i) the remainder of these Bylaws shall be considered valid and operative, and (ii) effect shall be given to the intent manifested by the portion or provision held invalid or inoperative.
8.10    Telephone Meetings. Directors or members of any committee may hold or participate in any meeting of such Directors or committee by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other and participation in a meeting by such means shall constitute presence in person at such meeting.
8.11    Table of Contents; Captions. The table of contents and captions used in these Bylaws have been inserted for administrative convenience only and do not constitute matter to be construed in interpretation.
ARTICLE 9
DEFINITIONS
Capitalized terms used and not otherwise defined in these Bylaws shall have the meaning given or referenced below:
“Affiliates” has the meaning set forth in Rule 12b-2 under the Exchange Act.
“Certificate of Incorporation” means the Amended and Restated Certificate of Incorporation of the Corporation, as amended.
“Common Stock” means the common stock, par value $.01 per share, of the Corporation.
“Delaware General Corporation Law” means the Delaware General Corporation Law, as amended, or any successor law.
“Equity Directors” means the two (2) Directors designated as “Equity Directors” on Schedule 3.01(a)(iii) to the Stockholders Agreement, their successors as nominated by the Equity Nominating Committee and elected by the stockholders of the Corporation or appointed by the Equity

Nominating Committee to fill any vacancy pursuant to Section 3.6 and any other person, other than a JBS Director, nominated by the Minority Investors to succeed an Equity Director in accordance with the Certificate of Incorporation and these Bylaws and elected by the stockholders of the Corporation; provided that, if at any time the ownership by the JBS Stockholder of the issued and outstanding Common Stock as a percentage of the total issued and outstanding Common Stock changes to a threshold amount set forth in Section 3.3, then the number of Equity Directors shall be changed to the corresponding number of Equity Directors set forth in Section 3.3; provided further that, upon the occurrence of a Founder Triggering Event, there shall no longer be a Founder Director on the Board of Directors and the number of Equity Directors on the Board of Directors shall be increased by one (1); provided further, that each person serving as an Equity Director must qualify as an independent director.
“Exchange” means any national securities exchange registered under Section 6 of the Exchange Act.
“Exchange Act” means the Securities Exchange Act of 1934, as amended.
“Exchange Period” has the meaning set forth in the Certificate of Incorporation.
“Founder Director” means Lonnie “Bo” Pilgrim or, if a Founder Triggering Event will have occurred solely with respect to Lonnie “Bo” Pilgrim, then Lonnie Ken Pilgrim.
“Founder Group” means the Founder Director, his spouse, his issue, his estate and any trust, partnership or other entity established or existing primarily for the benefit of him, his spouse and/or issue, including, without limitation, Pilgrim Interests, Ltd., Pilgrim Family Trust I, Pilgrim Family Trust II, PFCP, Ltd, Lonnie Jaggers Pilgrim Minority Trust and Greta Gail Pilgrim Minority Trust.
“Founder Triggering Event” means the date on which any one or more of the following shall have occurred with respect to both of Lonnie “Bo” Pilgrim and Lonnie Ken Pilgrim: death,

resignation or having been determined to be incapacitated by a court of competent jurisdiction with respect to his ability to serve as a Director.
“independent director” has the meaning ascribed to such term in the applicable listing standards of the Exchange on which the Common Stock is then listed, or if the Common Stock is not then listed, then as such term is defined in Section 303A.02 of The New York Stock Exchange Listed Company Manual (or any successor rule).
“JBS Directors” means the six (6) initial Directors designated as “JBS Directors” on Schedule 3.01(a)(i) to the Stockholders Agreement, their successors as nominated by the JBS Nominating Committee pursuant to the Certificate of Incorporation and elected by the stockholders of the Corporation or appointed by the JBS Nominating Committee or the stockholders to fill any vacancy pursuant to Section 3.6; provided that, if at any time the ownership by the JBS Stockholder of the issued and outstanding Common Stock as a percentage of the total issued and outstanding Common Stock changes to a threshold amount set forth in Section 3.3, then the number of JBS Directors shall be changed to the corresponding number of JBS Directors set forth in Section 3.3.
“JBS Stockholder” means JBS USA Holdings, Inc. or any of its Affiliates.
“JBS USA” means JBS USA Holdings, Inc., or any successor thereto.
“Mandatory Exchange Transaction” has the meaning set forth in the Certificate of Incorporation.
“Minority Investors” means the stockholders of the Corporation other than the JBS Stockholder.
“Person” means any individual, partnership, company, firm, corporation, limited liability company, association, trust, unincorporated organization or other entity, as well as any syndicate or group that would be deemed to be a person under Section 13(d)(3) of the Exchange Act.

“Stockholders Agreement” means the Stockholders Agreement dated December 28, 2009 between the Corporation and JBS USA, a copy of which will be made available to any stockholder of the Corporation upon written request.
“Whole Board” means the total authorized number of Directors.
ARTICLE 10
FORUM FOR ADJUDICATION OF DISPUTES
Unless the Corporation consents in writing to the selection of an alternative forum, and to the fullest extent permitted by law, the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any current or former director, officer, other employee or stockholder of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim arising pursuant to any provision of the Delaware General Corporation Law, the Certificate of Incorporation or these Bylaws or as to which the Delaware General Corporation Law confers jurisdiction on the Court of Chancery of the State of Delaware, or (iv) any action asserting a claim governed by the internal affairs doctrine shall be the Court of Chancery of the State of Delaware and any state appellate court therefrom within the State of Delaware (or, if the Court of Chancery of the State of Delaware declines to accept jurisdiction over a particular matter, any state or federal court within the State of Delaware). Any person or entity purchasing or otherwise acquiring or holding any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Article 10.
[Signature page follows.]

IN DUE CERTIFICATION WHEREOF, the undersigned, being the Chief Executive Officer and President of PILGRIM’S PRIDE CORPORATION, confirms the adoption and approval of the foregoing Bylaws, effective as of the 28th day of December, 2009.

Don Jackson, Chief Executive Officer and President

[Signature page to Amended and Restated Corporate Bylaws]